Calculation of Filing Fee Tables
S-3
CARRIAGE SERVICES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock, par value $0.01 per share	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
		Other	Guarantees of Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Debt Securities	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Equity	Common Stock, par value $0.01 per share	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.01 per share	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Other	Depositary Shares	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Other	Warrants	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Other	Units	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities		Other	Guarantees of Debt Securities	415(a)(6)			$ 0.00			S-3	333-272350	06/11/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 350,000,000.00			S-3	333-272350	06/13/2023	$ 38,570.00
			Total Offering Amounts:				$ 350,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate offering price not to exceed $350,000,000 less the offering price of any security previously issued hereunder. Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement. Subsidiaries of Carriage Services, Inc. named as Additional Registrants may fully, irrevocably and unconditionally guarantee, on an unsecured basis, the Debt Securities. Pursuant Rule 457(n), no separate registration fee is payable with respect to the Guarantees of Debt Securities. The securities registered consist of $350,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $350,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the "Newly Registered and Carry Forward Securities" table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the "Newly Registered and Carry Forward Securities" table above.

[2]	See Offering Note 1. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder consist of a maximum aggregate amount of $350,000,000 of unsold securities (the "Unsold Securities"). The Unsold Securities were previously covered by the registrant's registration statement on Form S-3 (File No. 333-272350) which was initially filed with the Securities and Exchange Commission on June 1, 2023 and declared effective on June 13, 2023 (the "Prior Registration Statement"), and are included in this registration statement. The registrant paid a filing fee of $38,570 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date